Exhibit 10.3

*	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been omitted pursuant to a request for confidential treatment.

STIPULATION AND AGREEMENT OF COMPROMISE, SETTLEMENT AND RELEASE

Fidelity, on behalf of certain managed funds and accounts (all as hereinafter defined), on the one hand, and Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, Revlon, Inc. (“Revlon” or the “Company”), and MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes”) (collectively, the “Defendants”), on the other, through their counsel, have reached this Stipulation and Agreement of Compromise, Settlement and Release (with the exhibits hereto, the “Stipulation”):

WHEREAS, on August 10, 2009, Revlon launched a voluntary exchange offer (the “Exchange Offer”);

WHEREAS, at the time the Exchange Offer launched, Fidelity Management & Research Company (“FMR Co.”) and its investment advisory affiliates, all of which are direct or indirect subsidiaries of FMR LLC (collectively, “Fidelity”), managed mutual funds and other accounts which were collectively the largest unaffiliated Revlon stockholders. As of October 8, 2009, Fidelity-managed funds and accounts beneficially owned 7,021,295 shares of Revlon’s Class A Common Stock (“Common Stock”). In response to the Exchange Offer, Fidelity tendered 6,933,526 shares (“Exchanged Shares”), consisting of 6,111,879 shares held by various investment companies registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940 (“Fidelity Funds”) that are advised by FMR Co. or its investment advisory affiliates (the “Fund Shares”), and 821,647 shares held in other institutional client accounts or funds (“IA Clients”) that are advised by an investment advisory affiliate of FMR Co. (“IA Shares”);

WHEREAS, on October 8, 2009, the Company consummated the Exchange Offer, and in connection therewith issued to the Fidelity Funds and IA Clients 6,933,526 shares of Revlon preferred stock in exchange for the Exchanged Shares;

WHEREAS, Fidelity and the Defendants have engaged in settlement discussions regarding Fidelity’s potential claims on behalf of the Fidelity Funds and IA Clients against the Defendants in connection with the Exchange Offer as respects the Included Shares (as defined below), including, but not limited to, (i) state and federal disclosure claims related to the Exchange Offer (including, but not limited to, disclosure claims based on Revlon’s May 28, 2009 public announcement regarding the Company’s restructuring efforts, and its October 29, 2009 public announcement regarding third quarter earnings), and (ii) all claims asserted on behalf of the purported classes with respect to the Exchange Offer in the actions (the “Actions”) identified on Schedule A to this Stipulation (collectively, the “Fidelity Claims”);

WHEREAS, during the course of the negotiations and prior to their decision to settle the Fidelity Claims, representatives of Fidelity engaged in an investigation of the Fidelity Claims, including, among other things, a review of news articles, analyst reports, SEC filings, other publicly available documents, and e-mail communications from 2009 between or among Fidelity, MacAndrews & Forbes and Revlon concerning the Exchange Offer and related events, and in connection with that investigation Fidelity retained and consulted with its own financial expert;

WHEREAS, Fidelity has determined that, on the basis of the information available to it, and its own independent investigation of the Fidelity Claims, including consultation with its own independent financial and legal advisors, settlement of the Fidelity Claims on the terms set forth herein is fair, reasonable, and adequate to Fidelity, and in Fidelity’s best interests;

WHEREAS, the Defendants deny all wrongdoing, fault, liability or damage to Fidelity, the Fidelity Funds or IA Clients, and otherwise deny that they engaged in any wrongdoing or committed any violation of law or breach of duty, and believe that they acted properly at all times, but wish to settle with Fidelity, the Fidelity Funds and the IA Clients who have affirmatively opted in to the Settlement on the terms and conditions stated in this Stipulation in order, among other things, to avoid the time and expense associated with any further potential dispute resolution activities;

WHEREAS, after arm’s-length negotiations, counsel for Fidelity and the Defendants reached an agreement-in-principle concerning the proposed settlement of the Fidelity Claims. Those negotiations and discussions led to the execution of a memorandum of understanding (the “MOU”) on June 21, 2012. The MOU provided for an agreement in principle to settle the Fidelity Claims (the “Settlement”); and

WHEREAS, in the MOU, Fidelity and the Defendants agreed to cooperate, and have cooperated, in preparing any and all necessary papers, including this Stipulation, to define, pursue and effectuate the Settlement, within 30 days of the execution of the MOU, the terms of which are superseded by the terms and conditions of this Stipulation as set forth below.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, in consideration of the benefits afforded herein, that the Fidelity Claims of Fidelity, the Fidelity Funds, and the IA Clients who have affirmatively opted in to the Settlement are hereby compromised, settled, released and discharged, upon and subject to the following terms and conditions:

SETTLEMENT PAYMENT

1. In consideration for the full settlement and release of all Settled Claims (as defined below) as respects the Fund Shares tendered by the Fidelity Funds, the Defendants agree to, and will, cause a wire payment to be made on behalf of the Defendants to the Fidelity Funds in the total amount of $19,863,606.75, within five (5) business days after the execution of this Stipulation. As a condition of that payment, the Fidelity Funds agreed to provide, and did provide, the Defendants with satisfactory proof of the number of shares of Common Stock that the Fidelity Funds tendered for exchange in the Exchange Offer. A list of the Fidelity Funds participating in the Settlement, as well as the respective number of shares exchanged by each Fidelity Fund in the Exchange Offer and the payment amounts owed to each Fidelity Fund under this Paragraph 1, is set forth in Schedule B.

PARTICIPATING IA CLIENTS IN SETTLEMENT

2. In consideration for the full settlement and release of all Settled Claims (as defined below) as respects the IA Shares tendered by the IA Clients that have affirmatively opted in to the Settlement (with the “Fund Shares,” the “Included Shares”), the Defendants agreed to, and will, cause wire payments to be made on behalf of the Defendants to the IA Clients in a total amount of $2,670,352.75, within five (5) business days after the execution of this Stipulation. A list of the IA Clients participating in the Settlement, including signatures of their respective representatives, the respective number of shares exchanged by each such IA Client in the Exchange Offer, and the payment amounts owed to each such IA Client under this Paragraph 2, is set forth in Schedule C.

CONTINGENT PAYMENT

3. In addition to the payments provided for in Paragraphs 1 and 2, the Fidelity Funds and the IA Clients that have affirmatively opted in to the Settlement shall be entitled to, and the Defendants shall cause to be paid, additional contingent supplemental payment(s) on the following terms and conditions:

(i) If, at any time after the execution of this Stipulation, the claims of any named plaintiff or putative class member in any of the Actions are finally resolved (whether by settlement, judgment or otherwise) in the Actions, another action (including, but not limited to, any opt-out actions) arising from the facts alleged in the Actions, or otherwise, for total consideration payable in any amount equivalent to between $* and $* per share of Common Stock, then each of the Fidelity Funds shall receive a supplemental payment equal to their respective number of Fund Shares (as set forth in Schedule B), and each IA Client that affirmatively opted in to the Settlement shall receive a supplemental payment equal to the number of their respective IA Shares (as set forth in Schedule C), multiplied by the per share “value of enhancement” calculation opposite the range of “resolution value” into which the resolution falls in the table below:

Resolution value	Value of enhancement

$*-$*	*% of excess over $*

$*-$*	$* + *% of excess over $*

$*-$*	$* + *% of excess over $*

(ii) In addition to any supplemental payment to which the Fidelity Funds and the IA Clients that have affirmatively opted in to the Settlement may become entitled pursuant to the terms of subparagraph (i) immediately above, if, at any time after the execution of this Stipulation, the claims of any named plaintiff or putative class member in any of the Actions are finally resolved (whether by settlement, judgment or otherwise) in the Actions, another action (including, but not limited to, any opt-out actions) arising from the facts alleged in the Actions, or otherwise, for total consideration payable in an amount equivalent to greater than $* per share of Common Stock, then each of the Fidelity Funds shall receive a supplemental payment equal to the difference between that per share resolution amount equivalent and $*, multiplied by the number of their respective Fund Shares (as set forth in Schedule B), and each IA Client that affirmatively opted in to the Settlement shall receive a supplemental payment equal to the difference between the per share resolution amount equivalent and

*	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been omitted pursuant to a request for confidential treatment.

$*, multiplied by the number of their respective IA Shares (as set forth in Schedule C).

(iii) The Defendants shall cause any Contingent Payments described in Paragraphs 3(i) and 3(ii) above to be made on behalf of the Defendants to the Fidelity Funds and IA Clients that have affirmatively opted in to the Settlement by wire transfer within five (5) business days after the final resolution upon which the Contingent Payment is based.

WAIVER OF PARTICIPATION IN ANY CERTIFIED CLASS

4. Effective upon receipt of the full amounts set forth in Paragraphs 1 and 2 above, Fidelity, the Fidelity Funds, and the IA Clients that have affirmatively opted in to the Settlement hereby waive any right they may otherwise have to participate as a class member with respect to the Included Shares in any purported class action that has been or may hereafter be commenced by any individual or entity other than Fidelity, the Fidelity Funds, and the IA Clients that have affirmatively opted in to the Settlement at any time asserting Fidelity Claims (or claims based on the Fidelity Claims), including any of the Actions, and Fidelity, the Fidelity Funds, and the IA Clients that have affirmatively opted in to the Settlement will opt out with respect to the Included Shares of any class that is certified in any such action.

CONDITIONS OF SETTLEMENT

5. The Defendants deny and continue to deny that they have committed or aided and abetted the commission of any violation of law or engaged in any wrongful acts, and expressly maintain that they diligently and scrupulously complied with their fiduciary duties and other legal duties to Fidelity, the Fidelity Funds, the IA Clients and anyone else in connection with the Exchange Offer. The Defendants are entering into this Stipulation solely because settlement is in the best interests of Revlon’s stockholders and, in order, among other things, to avoid the time and expense associated with any further potential dispute resolution activities.

*	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been omitted pursuant to a request for confidential treatment.

6. Fidelity has concluded that the Settlement is fair and adequate to the Fidelity Funds and any IA Clients that have affirmatively opted in to the Settlement.

7. This Stipulation shall be null and void and of no force and effect, and the parties will be returned to the status quo ante, should any of the conditions set forth herein not be met.

8. In the event that the proposed Settlement is rendered null and void for any reason, the existence of or the provisions contained in the MOU or in this Stipulation shall not be deemed to prejudice in any way the respective positions of Fidelity, the Fidelity Funds, the IA Clients that have affirmatively opted in to the Settlement, or the Defendants with respect to the Actions, including but not limited to the right of the Defendants to oppose the certification of any classes in the Actions and the right of Fidelity, the Fidelity Funds, and the IA Clients that have affirmatively opted in to the Settlement to participate in any certified classes in the Actions; nor shall they be deemed a presumption, a concession, or an admission by Fidelity, the Fidelity Funds, the IA Clients that have opted in to the Settlement, or any of the Defendants of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Actions, or any other action or proceeding or each thereof; nor shall they be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Actions, or in any other action or proceeding.

ATTORNEYS’ FEES

9. Except as expressly provided in this Stipulation, the Defendants shall bear no other expense, cost, damage or fee alleged or incurred by Fidelity or by any of its attorneys, experts, advisors, agents or representatives in connection with the Settlement. For the avoidance of doubt, nothing contained in this Paragraph 9 shall limit any recovery by the Fidelity Funds or any of the IA Clients that have opted in to the Settlement under any of the payment provisions in Paragraphs 1, 2, and 3 above.

EFFECT OF RELEASE

10. Effective upon receipt of the full amounts set forth in Paragraphs 1 and 2 above, Fidelity (including, for purposes of this Paragraph 10, the Fidelity Funds and those IA Clients that have affirmatively opted in to the Settlement) hereby releases and discharges any and all claims it has arising out of its position as a current or former Revlon stockholder with respect to the Fidelity Claims, including, but not limited to, any claim relating to Fidelity’s decision to tender (or not to tender) the Included Shares for exchange in the Exchange Offer. The Settlement will fully, finally and forever serve to compromise, settle, extinguish, discharge and release with prejudice and bar any and all claims, demands, actions or causes of action, rights, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown (including Unknown Claims (as defined below)), contingent or absolute, suspected or unsuspected, disclosed or undisclosed, that have been or could have been asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law, or any other law or regulation, including claims relating to alleged fraud, breach of any common law or other duty, negligence or violation of federal or state securities laws, or the Rules of the New York Stock Exchange) by or on behalf of, whether directly or through a representative action (such as any of the Actions), Fidelity (or Fidelity’s present or past estates, administrators, predecessors, successors, assigns, parents, subsidiaries, associates, affiliates, employers, employees, agents, consultants, insurers, directors, managing directors, officers, partners, principals, members, attorneys, accountants, financial, legal and other advisors, investment bankers, underwriters, lenders, and any other representative of any of these persons or entities (collectively with Fidelity, the “Fidelity Group”)), whether individual, derivative or class, legal or equitable, against any one or more of the Defendants, and/or any of their families, parent entities, associates, affiliates or subsidiaries and each and all of their respective past, present or future officers, directors, direct or indirect stockholders, representatives, employees, attorneys, financial or investment advisors, lenders, consultants, insurers, auditors, accountants, investment bankers, commercial bankers, engineers, advisors or the agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, predecessors, successors and assigns of any of them, including without limitation, Barclays, its affiliates and their respective directors, officers, employees, advisors and other representatives (collectively, the “Released Defendant Persons”) that Fidelity or any member of the Fidelity Group ever had, now has, or hereafter can, shall or may have by reason of, arising out of, relating to or in connection with the Fidelity Claims (collectively, the “Settled Fidelity Claims”); provided, however, that (a) this release shall not relate to any share of Common Stock exchanged by Fidelity as part of the Exchange Offer that is not part of the Included Shares, and (b) the Settled Fidelity Claims shall not include claims to enforce this Stipulation and the Settlement. For the avoidance of doubt, nothing contained in this Paragraph 10 shall release the Defendants from any obligations set forth in this Stipulation and the Settlement, including, but not limited to, the payment provisions in Paragraphs 1, 2, and 3 above.

11. Upon execution of this Stipulation, the Defendants hereby release and discharge any and all claims or counterclaims they individually and collectively have against Fidelity (including, for purposes of this Paragraph 11, the Fidelity Funds and those IA Clients that have affirmatively opted in to the Settlement) arising out of or relating to the Fidelity Claims. The

Settlement will fully, finally and forever serve to compromise, settle, extinguish, discharge and release with prejudice and bar any and all claims, demands, actions or causes of action, rights, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown (including Unknown Claims (as defined below)), contingent or absolute, suspected or unsuspected, disclosed or undisclosed, that have been or could have been asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law, or any other law or regulation, including claims relating to alleged fraud, breach of any common law or other duty, negligence or violation of federal or state securities laws, or the Rules of the New York Stock Exchange) by or on behalf of, whether directly or through a representative action (such as any of the Actions), the Defendants (or any of the respective Defendants’ present or past estates, administrators, predecessors, successors, assigns, parents, subsidiaries, associates, affiliates, employers, employees, agents, consultants, insurers, directors, managing directors, officers, partners, principals, members, attorneys, accountants, financial, legal and other advisors, investment bankers, underwriters, lenders, and any other representative of any of these persons or entities (collectively with the Defendants, the “Defendant Group”)), whether individual, derivative or class, legal or equitable, against Fidelity, and/or any of their families, parent entities, associates, affiliates or subsidiaries and each and all of their respective past, present or future officers, directors, direct or indirect stockholders, representatives, employees, attorneys, financial or investment advisors, lenders, consultants, insurers, auditors, accountants, investment bankers, commercial bankers, engineers, advisors or the agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, predecessors, successors and assigns of any of them (collectively, the “Released Fidelity Persons”) that the Defendants or any member of the

Defendant Group ever had, now has, or hereafter can, shall or may have by reason of, arising out of, relating to or in connection with the Fidelity Claims (collectively, the “Settled Defendant Claims” and, together with the Settled Fidelity Claims, the “Settled Claims”); provided, however, that (a) this release shall not include any claims relating to any share of Common Stock exchanged by Fidelity as part of the Exchange Offer that is not part of the Included Shares, and (b) the Settled Defendant Claims shall not include claims to enforce this Stipulation and the Settlement. For the avoidance of doubt, nothing contained in this Paragraph 11 shall release Fidelity from any obligations set forth in this Stipulation and the Settlement.

12. The releases contemplated by Paragraphs 10 and 11 above extend to claims that Fidelity (including, for purposes of this Paragraph 12, the Fidelity Funds and those IA Clients that have affirmatively opted in to the Settlement) and the Defendants do not know or suspect to exist at the time of the release, which, if known, might have affected the decision to enter into the release or to participate in the Settlement (“Unknown Claims”). Regarding the Settled Claims, Fidelity and the Defendants hereby waive and relinquish to the fullest extent permitted by law, any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or any law of any foreign country, or principle of common law, or any other law, that governs or limits a person’s release of Unknown Claims; Fidelity and the Defendants further acknowledge each of the following:

(i) Fidelity and the Defendants hereby waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(ii) Fidelity and the Defendants also hereby waive any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or any law of any foreign country, or principle of common law, or any other law, that is similar, comparable or equivalent to California Civil Code § 1542.

(iii) Fidelity and the Defendants acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the releases, but that it is Fidelity’s and the Defendants’ intention to fully, finally and forever settle and release any and all Settled Claims, including any and all Unknown Claims, known or unknown, suspected or unsuspected, that now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. For the avoidance of doubt, nothing contained in this Paragraph 12 shall release Fidelity or the Defendants from any of their respective obligations set forth in this Stipulation and the Settlement, including, but not limited to, the payment provisions in Paragraphs 1, 2, and 3 above.

BEST EFFORTS

13. Fidelity, the Fidelity Funds, the IA Clients that have affirmatively opted in to the Settlement, the Defendants, and their attorneys agree to cooperate fully with one another, and to use their best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, this Stipulation and the Settlement provided for hereunder.

STIPULATION NOT AN ADMISSION

14. The provisions contained in this Stipulation and all negotiations, discussions and proceedings in connection with this Stipulation shall not be deemed a presumption, concession, or admission by any of the Defendants, Fidelity, the Fidelity Funds, or the IA Clients that have opted in to the Settlement of any fault, liability, or wrongdoing as to any facts or claims alleged or asserted in the Actions, or any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise in any action or proceeding whether civil, criminal, or administrative, except for any proceeding to enforce the terms of this Stipulation or the Settlement.

CONFIDENTIALITY

15. Except to the limited extent necessary to enforce the terms of this Stipulation and the Settlement or to comply with a court order, legal process served on one or more of the parties, or otherwise to comply with a party’s legal obligations or to respond to a regulatory inquiry, or in communications between any of the parties or their representatives and the court or counsel in any of the Actions, the terms and conditions of this Stipulation and the Settlement (as well as all negotiations, drafts and correspondence related thereto) are to be kept strictly confidential. No statements shall be made publicly or privately about this Stipulation and the Settlement.

MISTAKE

16. In entering into the Settlement, Fidelity, the Fidelity Funds, the IA Clients that have affirmatively opted in to the Settlement and the Defendants assume the risk of any mistake of fact or law if any such party should later discover that any fact it relied upon in entering into the Settlement is not true, or that its understanding of the facts or law was incorrect, and in such event no party shall be entitled to seek rescission of the Settlement, or otherwise attack the validity of the Settlement or the releases contemplated by Paragraphs 10 and 11 hereof, based on any such mistake. The Settlement is intended to be final and binding upon Fidelity, the Fidelity Funds, the IA Clients that have opted in to the Settlement and the Defendants regardless of any mistake of fact or law.

ENTIRE AGREEMENT; AMENDMENTS

17. Each party severally acknowledges that no promise, inducement or agreement not expressed in this Stipulation has been made to it, him or her. This Stipulation constitutes the entire agreement among Fidelity, the Fidelity Funds, the IA Clients that have affirmatively opted in to the Settlement and the Defendants with respect to the subject matter hereof, and, except as expressly provided here, there is no third-party beneficiary to this Stipulation.

18. This Stipulation may be modified or amended only by a writing signed by, or on behalf of, all parties to this Stipulation.

COUNTERPARTS

19. This Stipulation may be executed in multiple counterparts by any of the signatories hereto, including by e-mail and facsimile, and as so executed shall constitute one agreement.

GOVERNING LAW

20. This Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of law principles. Any action arising out of or relating to this Stipulation shall be brought exclusively in the courts of the State of Delaware, and the parties consent to the exercise of personal jurisdiction by such courts for that limited purpose.

SUCCESSORS AND ASSIGNS

21. Fidelity, the Fidelity Funds and the IA Clients that have affirmatively opted in to the Settlement each represent and warrant, as to themselves, that none of the claims or causes of action referenced in Paragraph 10 above or in any complaint in the Actions or this Stipulation, has been assigned, encumbered or in any manner transferred in whole or in part.

22. This Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the parties and their respective agents, executors, heirs, successors, affiliates and assigns. No one who is not a party to this Stipulation, such as any member of any purported class in any of the Actions other than Fidelity, the Fidelity Funds and the IA Clients that have affirmatively opted in to the Settlement shall have any right or obligation by reason of the MOU or this Stipulation.

REPRESENTATION AND WARRANTY

23. Fidelity, the Fidelity Funds and the IA Clients that have affirmatively opted in to the Settlement each represent and warrant, as to themselves, that they have not been, and are not currently, represented by plaintiffs’ counsel in any of the Actions, except to the extent, if any, that plaintiffs’ counsel may owe a duty to members of an uncertified class in any action filed as a purported class action.

AUTHORITY

24. The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto.

DATED: July 20, 2012

GIBSON, DUNN & CRUTCHER LLP	DECHERT LLP

/s/ Marshall R. King	/s/ Steven Feirson
Lawrence Zweifach	Steven Feirson
Marshall R. King	Cira Centre
200 Park Avenue, 47th Floor	Philadelphia, PA 19104-2808
New York, NY 10166-0193	(215) 994-2489
(212) 351-4000
Attorneys for Fidelity (as defined
Attorneys for Defendants Bernikow, Bohan,	above in the second WHEREAS clause)
Feldberg, Jordan, Lee, Mellon and Seifert

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Thomas J. Allingham II
Thomas J. Allingham II
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
(302) 651-3000

Attorneys for Defendants Ennis, Kennedy, and Revlon, Inc.

WACHTELL, LIPTON, ROSEN & KATZ

/s/ William Savitt
William Savitt
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Attorneys for Defendants Perelman, Schwartz,

and MacAndrews & Forbes Holdings Inc.

SCHEDULE A

Mercier v. Perelman, et al., C.A. No. 4532-VCL (Del. Ch.)

Jurkowitz v. Perelman, et al., C.A. No. 4557-VCL (Del. Ch.)

Lefkowitz v. Revlon, Inc., et al., C.A. No. 4563-VCL (Del. Ch.)

Heiser v. Revlon, Inc., et al., C.A. No. 4578-VCL (Del. Ch.)

Gutman v. Perelman, et al., C.A. No. 5158-VCL (Del. Ch.)

Corneck v. Perelman, et al., C.A. No. 5160-VCL (Del. Ch.)

In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.) (Consol.)

Sullivan v. Perelman, et al., No. 650257/2009 (NY Supreme)

Garofalo v. Revlon, Inc., et al., CA. 1:09-cv-01008-GMS (D. Del.)

Smutek v. Perelman, et al., C.A. No. 1:10-cv-00392-GMS (D. Del.)

SCHEDULE B

STIPULATION AND AGREEMENT OF COMPROMISE, SETTLEMENT AND RELEASE

Fidelity Funds

Fidelity Fund and Series	Shares Exchanged	Payment Amount

Fidelity Securities Fund: Leveraged Company Stock Fund	639,576	$2,078,622.00

Fidelity Advisor Series I: Advisor Leveraged Company Stock Fund	1,007,783	$3,275,294.75

Fidelity Advisor High Yield Portfolio	4,464,520	$14,509,690.00

Wire Instructions: To be forwarded by counsel for Fidelity.

SCHEDULE C

STIPULATION AND AGREEMENT OF COMPROMISE, SETTLEMENT AND RELEASE

Revlon Inc. 2009 Exchange Offer

The undersigned hereby agrees to the terms of the attached Stipulation and Agreement of Compromise, Settlement and Release related to its election to tender 23,206 common shares in the Revlon, Inc. 2009 Exchange Offer, and directs that settlement proceeds be wired in accordance with the Wire Instructions below.

Fidelity Canadian Balanced Fund (High

Yield Bond Subaccount), by its trustee Fidelity

Investments Canada ULC

/s/ Philip McDowell
Name:	Philip McDowell
Title:	CFO, Senior Vice President

*            *             *            *            *            *

IA Client	Shares Exchanged	Payment Amount

Fidelity Canadian Balanced Fund – High Yield Bond Subaccount	23,206	$75,419.50

Wire Instructions: To be forwarded by counsel for Fidelity.

SCHEDULE C

STIPULATION AND AGREEMENT OF COMPROMISE, SETTLEMENT AND RELEASE

Revlon Inc. 2009 Exchange Offer

The undersigned hereby agrees to the terms of the attached Stipulation and Agreement of Compromise, Settlement and Release related to its election to tender 20,200 common shares in the Revlon, Inc. 2009 Exchange Offer, and directs that settlement proceeds be wired in accordance with the Wire Instructions below.

Pension Reserve Investment Management Board of Massachusetts

High Yield Bond Account

/s/ Chris Supple
Name:	Chris Supple
Title:	General Counsel

*            *             *            *            *            *

IA Client	Shares Exchanged	Payment Amount

Pension Reserve Investment Management Board of Massachusetts High Yield Bond Account	20,200	$65,650.00

Wire Instructions: to be forwarded by counsel for Fidelity.

SCHEDULE C

STIPULATION AND AGREEMENT OF COMPROMISE, SETTLEMENT AND RELEASE

Revlon Inc. 2009 Exchange Offer

The undersigned hereby agrees to the terms of the attached Stipulation and Agreement of Compromise, Settlement and Release related to its election to tender 778,241 common shares in the Revlon, Inc. 2009 Exchange Offer, and directs that settlement proceeds be wired in accordance with the Wire Instructions below.

State Street Bank and Trust Company, as Trustee

for the following successors in interest to GMAM Investment Funds Trust (General Motors Hourly-Rate EPT High Yield (Opportunistic) Bond Portfolio):

General Motors Hourly-Rate Employees Pension Trust 7N1J

General Motors Salaried Employees Pension Trust 7N1L

/s/ Kimberly A. Dinsmore
Name:	Kimberly A. Dinsmore
Title:	Client Service Officer, State Street Bank and Trust Company

*            *             *            *            *            *

IA Client	Shares Exchanged	Payment Amount

General Motors Hourly-Rate Employees Pension Trust 7N1J (Successor In Interest) General Motors Salaried Employees Pension Trust 7N1L (Successor In Interest)	778,241	$2,529,283.25	*

*	Allocation:

General Motors Hourly-Rate Employees Pension Trust 7N1J: $1,600,783.37 (63.29%)

General Motors Salaried Employees Pension Trust 7N1L: $928,499.88 (36.71%)

Wire Instructions: To be forwarded by counsel for Fidelity.

24